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                                                                      EXHIBIT 21


                SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.
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

NAME OF SUBSIDIARY                          JURISDICTION OF ORGANIZATION
------------------                          ----------------------------
mHoldings Corporation                       Delaware

mHoldings Trust                             Massachusetts

Cambridge Discovery Chemistry, Inc.         Delaware

Millennium Pharmaceuticals Limited          United Kingdom

Cambridge Material Science Limited          United Kingdom